EXHIBIT 1.01





                              COCA-COLA ENTERPRISES INC.
                               (a Delaware corporation)



                         Zero Coupon Notes Due June 20, 2020



                                  PURCHASE AGREEMENT


                                                               May 12, 1995


          Salomon Brothers Inc
          Seven World Trade Center
          New York, New York 10048

          Dear Sirs:

                       1. Introduction. Coca-Cola Enterprises Inc., a Delaware corporation (the "Company"), previously entered into a Warrant Purchase Agreement dated as of June 13, 1990 (the "Warrant Agreement"), pursuant to which the Company issued warrants (the "Warrants"), each representing the right to purchase up to $7,729,920 aggregate principal amount of Zero Coupon Notes Due June 20, 2020 of the Company, the terms of which are described in the Warrant Agreement (the "Debt Securities"), at 12.937% of their principal amount. Pursuant to Section 11 of the Warrant Agreement, the provisions of the Underwriting Agreement (other than Section 2 thereof) attached as Exhibit B to that Warrant Agreement (and as Exhibit A hereto) govern any purchase and sale of Debt Securities by you contemplated by the Warrant Agreement and are incorporated by reference into the Warrant Agreement, in each case with such modifications as may be appropriate to reflect the transactions contemplated by the Warrant Agreement. In order to effectuate more fully the intent of Section 11 of the Warrant Agreement and the incorporation of the Underwriting Agreement, this Purchase Agreement sets forth the modifications to the Underwriting Agreement appropriate to reflect the transactions contemplated thereby. This Purchase Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                       2. Incorporation and Modifications. In addition to Section 2 of the Underwriting Agreement, which does not apply in accordance with the terms of the Warrant Agreement, the following provisions of the Underwriting Agreement will or will not apply, as indicated, to any purchase and sale of Debt Securities by you:

                            a.     The two introductory paragraphs to
               the Underwriting Agreement shall not apply except that
               (i) "Senior Debt Securities" and "Securities" shall mean the Debt Securities; (ii) the Debt Securities will be issued under the Indenture referred to in the Prospectus Supplement dated May 9, 1995, with respect to the Senior Debt Securities, (iii) "Agreement" shall mean this Purchase Agreement, (iv) "Underwriter" or "Underwriters" shall mean you and (v) "you" or "your" shall mean you.

                            b.     Section 1 applies as set forth in
               the Underwriting Agreement except that (i)
               "Representation Date" means the date hereof and
               (ii) the reference to registration statement no. 33-32067 is replaced in all cases with a reference to the registration statements of the Company filed with the Commission on Form S-3 bearing the registration nos. 33-41911 and 33-46675.

                            c.     Section 3 applies as set forth in
               the Underwriting Agreement except that (i) Section 3(a) shall not apply apart from the last sentence thereto as it relates to the requirement of the Company to furnish copies of the Prospectus and Prospectus Supplement reasonably requested by you, (ii) the first sentence of
               Section 3(g) of the Underwriting Agreement shall not apply and the second sentence of such Section 3(g) shall apply in respect of the last sentence of Section 9 of the Warrant Agreement, (iii) Section 3(i) shall not apply and (iv) Section 3(j) shall apply to the period five years after the date hereof as opposed to the period five years after the date of any Terms Agreement.

                            d.     Section 4 applies as set forth in
               the Underwriting Agreement except that (i) the reference to "Terms Agreement" in the introductory paragraph is modified to refer to the Warrant Agreement, (ii) the reference to "Closing Time" is modified for purposes of Section 4 and all other purposes to refer to the closing at 10:00 a.m., New York time, on June 20, 1995 relating to the purchase of the Debt Securities by you, (iii) Section 4(a)(ii) shall not apply, (iv) Section 4(b)(1) is modified to refer to an opinion of Lowry F. Kline, Esq., General Counsel of the Company, and such opinion need not make reference to the Terms Agreement, (v) the reference to the date of any Terms Agreement in the last paragraph of Section 4(b)(1) shall mean the date hereof; (vi)
               Section 4(b)(2) shall not apply, (vii) the opinion contemplated by Section 4(b)(3) shall be included within the opinion of Mr. Kline in a form reasonably acceptable to you and your counsel but without the assumptions contained in such Section 4(b)(3), (viii)
               Section 4(b)(4) shall not apply, (ix) the letter provided for by Section 4(d) shall not be required and the letter provided for by Section 4(c) shall be dated the date hereof, (x) the certification set forth in
               Section 4(e)(v) shall not be required and (xii) the last paragraph of Section 4 shall not apply.

                            e.     Section 5 applies as set forth in
               the Underwriting Agreement except that (i) references to the Terms Agreement shall not apply, (ii) Section 5(iv) shall not apply, (iii) references in Section 5(vi) to Blue Sky Surveys shall not apply and (iv) the last paragraph of Section 5 shall not apply.

                            f.     Section 6 applies as set forth in
               the Underwriting Agreement.

                            g.     Section 7 applies as set forth in
               the Underwriting Agreement.

                            h.     Section 8 shall not apply.

                            i.     Section 9 shall not apply.

                            j.     Section 10 shall not apply.

                            k.     Section 11 applies as set forth in
               the Underwriting Agreement except that notices to you shall be directed to you at the address set forth above.

                            l.     Section 12 applies as set forth in
               the Underwriting Agreement.

                            m.     Section 13 applies as set forth in
               the Underwriting Agreement except that references to the Terms Agreement shall not apply.

                            n.     Exhibits A and B of the
               Underwriting Agreement shall not apply.

                       3. Miscellaneous. This Purchase Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                                             COCA-COLA ENTERPRISES INC.

                                                 VICKI G. ROMAN

                                             By:--------------------------
                                                Name:  Vicki G. Roman
                                                Title: Vice President and
                                                        Treasurer


          Confirmed and accepted as of
          the date first above written:

          SALOMON BROTHERS INC

          By:  CAESAR SWITZER
              ----------------------
             Name:  Caesar Switzer
             Title: Managing Director





























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





                                                                      EXHIBIT A
                                                          TO PURCHASE AGREEMENT

                              COCA-COLA ENTERPRISES INC.
                               (a Delaware Corporation)

                               Senior Debt Securities,
                                    Debt Warrants
                                         and
                                  Currency Warrants

                                UNDERWRITING AGREEMENT

                                                              As of May 26, 1992

     To the Underwriters
     named in the applicable
     Terms Agreement
     Supplemental hereto

     Ladies and Gentlemen:

          In accordance with the authorization granted by the Board of Directors of Coca-Cola Enterprises Inc. (the "Company") by resolutions adopted on October 17, 1989, July 17, 1990 and December 17, 1991, the Company proposes to sell from time to time, pursuant to its registration statements on Form S-3 (No. 33-41911 and No. 33-46675), up to $2,170,600,000 aggregate principal amount, or the equivalent of such amount based on the applicable exchange rate at the time of offering, in domestic or such foreign currencies or units of two or more currencies as the Company shall designate at the time of offering, of its (a) senior debt securities (the "Senior Debt Securities") and/or (b) warrants to purchase Senior Debt Securities ("Debt Warrants") and/or (c) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase ("Currency Call Warrants") and/or to receive from the Company the cash value in U.S. dollars of the right to sell ("Currency Put Warrants" and, together with the Currency Call Warrants, the "Currency Warrants") such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering in one or more offerings on terms determined at the time of sale. The Senior Debt Securities will be issued under an indenture dated as of July 30, 1991, as amended by the First Supplemental Indenture dated as of January 29, 1992 (the "Indenture"), between the Company and Manufacturers Hanover Trust Company, as trustee (the "Trustee"). The Debt Warrants and/or Currency Warrants (together, the "Warrants") will be issued under one or more warrant agreements (the warrant agreement relating to any issue of Warrants to be sold pursuant to this Agreement will be identified in the applicable Terms Agreement (as hereinafter defined) and is referred to herein as the "Warrant Agreement") between the Company and the Warrant Agent identified in such Warrant Agreement (the "Warrant Agent"). Each issue of Senior Debt Securities and Warrants may vary where applicable, as to aggregate principal amount, maturity, interest rate or rates and timing of payments thereof, redemption provisions and sinking fund requirements, if any, exercise provisions and any other variable terms which the Indenture or any Warrant Agreement, as the case may be, contemplates may be set forth in the Debt Securities and Warrants as issued from time to time. The Senior Debt Securities and the Warrants may be offered either together or separately. As used herein
      Securities" shall mean the securities (whether Senior Debt Securities, Warrants or both) covered by the applicable Terms Agreement, and "Warrant Securities" shall mean the Senior Debt Securities issuable upon exercise of Debt Warrants.

          Whenever the Company determines to make an offering of Securities through one or more investment banking firms, it will enter into a Terms Agreement (a "Terms Agreement") with such firm or firms providing for the sale of such Securities to, and the purchase and offering thereof by, such firm or firms. The Terms Agreement shall be substantially in the form of Exhibit A hereto and shall specify such applicable information as is indicated in such Exhibit. The Terms Agreement will incorporate by reference the provisions of this Agreement. Each offering of Securities will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement inure to the benefit of and be binding upon each Underwriter participating in the offering of such Securities. Unless the context otherwise requires, as used hereinafter
     (a) the term "Agreement" shall refer to this Underwriting Agreement which has been executed by the Company as of May 26, 1992 and to the Terms Agreement supplemental hereto with respect to the offering of specific Securities as executed by or on behalf of the Company and by or on behalf of the Underwriter or Underwriters which are parties thereto; (b) the term "Terms Agreement" shall refer to the Terms Agreement applicable to a specific offering; (c) the term "Underwriter" or "Underwriters" shall each refer to the one or more investment banking firms which are parties to the applicable Terms Agreement; and (d) "you" or "your" shall refer to any manager or co-managers of an underwriting syndicate so specified in the applicable Terms Agreement, or, if none is or are so named, to the Underwriter or Underwriters.

          SECTION 1. Representations and Warranties. The Company represents and warrants to each Underwriter, as of the date of the Terms Agreement (the "Representation Date"), as follows:

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "1933 Act"), and the Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (Nos. 33-41911 and 33-46675), such registration statements relating to the Securities and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act, and has filed such amendments thereto as may have been required to the date hereof. Such registration statements have been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statements (and, if amended, as amended) and the prospectuses relating to the sale of Securities by the Company constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the 1933 Act or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus", respectively; provided, however, that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering of Securities to which it relates.

               (b) The Registration Statement, the Prospectus and the Indenture, at the time the Registration Statement became effective and as of the Representation Date, complied in all material respects with the applicable requirements of the 1933 Act, the rules and regulations thereunder (the "Regulations") and the 1939 Act. The Registration Statement, at the time the Registration Statement became effective and as of the Representation Date, did not, and will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective and as of the Representation Date, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations and warranties as to information contained in or omitted from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture.

               (c) This Agreement has been duly authorized, executed and delivered by the Company.

               (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Any certificate signed by any officer of the Company and delivered to you or counsel for the Underwriters in connection with an offering of Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

     SECTION 2. Purchase and Sale. The several commitments of the Underwriters to purchase Securitiess pursuant to the Terms Agreement shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

          Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at such place as shall be set forth in the Terms Agreement (which, in the case of Securities in bearer form, shall be at a place located outside of the United States), at 10:00 A.M., New York City time, on the fifth business day (unless postponed in accordance with the provisions of Section 9) following the date of the Terms Agreement or such other time as shall be agreed upon by you and the Company (such time and date being referred to as the "Closing Time"). Payment shall be made to the Company by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company against delivery to you for the respective accounts of the Underwriters of the Securities to be purchased by them (unless such Securities are issuable only in the form of a single global Security registered in the name of a depository or a nominee of a depository, in which event the Underwriters' interest in such global certificate shall be noted in a manner satisfactory to the Underwriters and their counsel).
     Such Securities shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Securities, which may be in temporary form, will be made available for examination and packaging by you on or before the first business day prior to Dosing Time.

          If authorized by the Terms Agreement, the Underwriters may solicit offers to purchase Senior Debt Securities from the Company pursuant to delayed delivery contracts ("Delayed Delivery Contracts") substantially in the form of Exhibit B hereto with such changes therein as the Company may approve. As compensation for arranging Delayed Delivery Contracts, the Company will pay to you at Closing Time, for the accounts of the Underwriters, a fee relating to the principal amount of Senior Debt Securities for which Delayed Delivery Contracts are made at Closing Time as is specified in the Terms Agreement. Any Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. At Closing Time the Company will enter into Delayed Delivery Contracts (for not less than the minimum principal amount of Senior Debt Securities per Delayed Delivery Contract specified in the Terms Agreement) with all purchasers proposed by the Underwriters and previously approved by the Company as provided below, but not for an aggregate principal amount of Senior Debt Securities in excess of that specified in the Terms Agreement. The Underwriters will not have any responsibility for the validity or performance of Delayed Delivery Contracts.

          You are to submit to the Company, at least three business days prior to Closing Time, the name of any institutional investors with which it is proposed that the Company will enter into Delayed Delivery Contracts and the principal amount of Senior Debt Securities to be purchased by each of them, and the Company will advise you, at least two business days prior to Closing Time, of the names of the institutions with which the making of Delayed Delivery Contracts is approved by the Company and the principal amount of Senior Debt Securities to be covered by each such Delayed Delivery Contract.

          The principal amount of Senior Debt Securities agreed to be purchased by the respective Underwriters pursuant to the Terms Agreement shall be reduced by the principal amount of Senior Debt Securities covered by Delayed Delivery Contracts, as to each Underwriter as set forth in a written notice delivered by you to the Company; provided, however, that the total principal amount of Senior Debt Securities to be purchased by all Underwriters shall be the total amount of Senior Debt Securities covered by the Terms Agreement, less the principal amount of Senior Debt Securities covered by Delayed Delivery Contracts.

          SECTION 3. Covenants of Company: The Company covenants with each Underwriter as follows:

              (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Senior Debt Securities and/or the number of Warrants covered thereby and their terms not otherwise specified in the Indenture or Warrant Agreement, as the case may be, the names of the Underwriters participating in the offering and the principal amount of Senior Debt Securities and/or number of Warrants which each severally has agreed to purchase, the names of the Underwriters acting as co-managers in connection with the offering, if any, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters as many copies of the Prospectus and such Prospectus Supplement as you shall reasonably request.

              (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities any event shall occur or condition exist as a result of which it is necessary, in the view of your counsel or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

              (c) With respect to each sale of Securities, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act).

              (d) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing to afford you a reasonable opportunity to comment on such proposed amendment or supplement, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall reasonably object.

              (e) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will notify each of you immediately, and confirm the notice in writing, (i) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement,
          (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proeeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (f) The Company will deliver to you one signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request and will also deliver to you a conformed copy of the Registration Statement and each amendment thereto for each of the Underwriters.

                  (a) The Company will endeavor, in cooperation with you, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate and will maintain such qualifications in effect for as long as may be required for the distribution of the

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





          Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take action which would subject it to general service of process in any jurisdiction where it is not now so subject or to conduct its business in a manner in which it is not currently so conducting its business. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

                  (h) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

                  (i) Between the date of the Terms Agreement and the Closing Time, the Company will not, without your prior consent, offer or sell, or enter into any agreement to sell, any new issue of currency call warrants, currency put warrants or debt securities of the Company with a maturity of more than one year, including additional Senior Debt Securities (except for any debt securities issued upon exercise of warrants or in connection with acquisitions), or any warrants for the purchase of debt securities of the Company with a maturity of more than one year.

                  (j) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Underwriters (i) as soon as publicly available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, annual report to share owners and definitive proxy statement of the Company filed with the Commission under the 1934 Act or mailed to share owners and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request.

          SECTION 4. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase Securities pursuant to the Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations hereunder and to the following further conditions:

              (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no order suspending trading or striking or withdrawing any Securities to be listed on a national securities exchange from listing and registration under the 1934 Act shall be in effect, and no proceedings under the 1933 Act or 1934 Act therefor shall have been initiated or threatened by the Commission, or, with respect to the filing of any Form 8-A under the 1934 Act, by any national securities exchange, (ii) the rating assigned by any nationally recognized securities rating agency to any debt securities, preferred stock or other obligations of the Company as of the date of the Terms Agreement shall not have been lowered since the execution of the Terms Agreement, (iii) any Securities for which application has been made to list on a national securities exchange shall have been approved for listing, subject to official notice of issuance and (iv) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

              (b)  At the Closing Time you shall have received:

                  (1) The opinion, dated as of the Closing Time, of Lowry F.
              Kline, Esq., General Counsel of the Company, in form and substance satisfactory to you, to the effect that:

                      (i) Each of the Company and its significant subsidiaries,
                  as set forth in a schedule to such opinion (the "Significant Subsidiaries"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, and, to the best of such counsel's knowledge, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of substantial properties or the conduct of its business requires such qualification and in which the failure so to qualify and be in good standing would have a material adverse effect upon the Company and its subsidiaries taken as a whole.

                      (ii) The Company's authorized equity capitalization is as
                  set forth in the Registration Statement, and the Securities conform to the descriptions thereof contained in the Prospectus.

                      (iii) To the best knowledge of such counsel, there is no
                  pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Registration Statement, and there is no franchise, contract or other document of a character required to be described in the Registration Statement, or to be filed as an exhibit, which is not described or filed as required.

                      (iv) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements, other financial and statistical information contained therein and the Statement of Eligibility and Qualification under the 1939 Act of the Trustee, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the Regulations.

                      (v) This Agreement (including the Terms Agreement), any
                  Warrant Agreement, any Delayed Delivery Contracts and the Indenture have bean duly authorized, executed and delivered by the Company; and the Indenture has been duly qualified under the 1939 Act, and the Securities (including the Warrant Securities, if any) have been duly authorized for issuance and sale by the Company.

                      (vi) The Indenture and any Warrant Agreement constitute
                  valid and binding agreements enforceable against the Company in accordance with their respective terms, except to the extent enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof shall be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States; and the Securities, when executed and authenticated in accordance with the provisions of the Indenture or the Warrant Agreement, as the case may be, and when issued and delivered to you and paid for by you pursuant to the Terms Agreement, including the provisions of this Agreement, or by purchasers proposed by the Underwriters and previously approved by the Company pursuant to any Delayed Delivery Contracts, will be valid and binding obligations of the Company entitled to the benefits of the Indenture, except to the extent enforcement of the Securities may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general equity principles (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof shall be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
                  (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                      (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1939 Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained.

                      (viii) Neither the issuance and sale of the Securities,
                  nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound and which are material to the business, operations or financial condition of the Company and its subsidiaries taken as a whole, or any order or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                      (ix) Each document, if any, filed pursuant to the 1934 Act
                  (other than the financial statements and other financial and statistical information included therein, as to which no opinion need be rendered) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the rules and regulations thereunder.

                  In rendering the above opinion, such counsel shall
              additionally state that, based on his examination of the Registration Statement, the Prospectus and each amendment thereof or supplement thereto and his discussions with officers and representatives of the Company in the course of participating in the preparation of such documents, although he is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the

              Registration Statement and the Prospectus (except to the extent provided in subsections (b)(1)(ii) and (b)(1)(iii) of this Section), on the basis of the foregoing, nothing has come to his attention that would lead him to believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement, then at the time such amendment became effective or at the time of the most recent such filing, and at the date of any Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no such statement need be made by such counsel with respect to the financial statements and other financial and statistical data included in the Registration Statement, the Prospectus or in any amendment or supplement thereto, or any statement contained in or omitted from the documents referred to therein in reliance upon and in conformity with written information furnished by the Underwriters through you specifically for use in the Registration Statement or Prospectus). In rendering the opinion required by subsection (b) (1) of this Section, Lowry F. Kline may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Georgia or the United States and as to any other matter to which you consent (which consent shall not be unreasonably withheld), to the extent specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable (including Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters) and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact on certificates of officers and representatives of the Company and of public officials, and will not be required to verify independently the accuracy or completeness of information or documents furnished to such counsel with respect to the Registration Statement or the Prospectus.

                  (2) The opinion, dated as of the Closing Time of Skadden,
              Arps, Slate, Meagher & Flom, counsel to the Underwriters, in form and substance satisfactory to you, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Prospectus and other related matters as you may reasonably require.

              (c) You shall have received from Ernst & Young, independent auditors for the Company, a letter to the effect that:

                  (i) they are independent auditors with respect to the Company within the meaning of the 1933 Act and the Regulations;

                  (ii) in their opinion the audited financial statements and schedules of the Company and its subsidiaries incorporated by reference into the Registration Statement and examined by them comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the Regulations and the 1934 Act and the related punished rules and regulations;

                  (iii) on the basis of a reading of the latest unaudited
              financial statements made available by the Company, if any, carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the share owners and directors of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to transactions and events subsequent to the date of the latest unaudited consolidated financial statements included in the Registration Statement and Prospectus, nothing came to their attention that caused them to believe that:

                      (1) the unaudited financial statements, if any, included
                  in or incorporated into the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1934 Act and the related published rules and regulations; and said unaudited financial statements, if any, are not in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements incorporated in the Registration Statement; or

                      (2) with respect to the period subsequent to the date of
                  the latest unaudited financial statements included in or incorporated into the Registration Statement and Prospectus there were any changes, at a specified date not more than five business days prior to the date of such letter, in the common stock and paid in capital, or total debt, of the Company and its subsidiaries or any decrease in the consolidated net assets of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included in or incorporated into the Registration Statement and Prospectus, except in all instances for changes or decreases set forth in or contemplated by the Registration Statement or Prospectus or except for such exceptions enumerated in such letter as shall have been agreed to by you and the Company;

                  (iv) they have performed certain other specified procedures as a result of which they determined that certain information specified by you of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement) agrees with the audited financial statements, the accounting records or analysis of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                  (v) on the basis of a reading of any unaudited pro forma
              financial information included in or incorporated into the Registration Statement or the Prospectus (the pro forma financial information"); carrying out certain specified procedures; inquiries of certain officials who have responsibility for relevant financial and accounting matters; and proving the arithmetic accuracy of the application of any pro forma adjustments to the historical amounts in the pro forma financial information, nothing came to their attention which caused them to believe that the pro forma financial information, if any, does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-K or that the pro forma adjustments, if any, have not been properly applied to the historical amounts in the compilation of such statements.

              (d) You shall have received from Ernst & Young or other independent auditors acceptable to you a letter, dated as of the Closing Time, reconfirming or updating the letter required by subsection (c) hereof.

              (e) You shall have received a certificate of the Company, signed by the chief executive officer or the chief operating officer and the principal financial or accounting officer of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that, to the best of their knowledge after reasonable investigation:

                  (i) the representations and warranties of the Company in this
              Agreement are true and correct in all material respects on and as of the Closing Time with the same effect as if made on the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

                  (ii) no stop order suspending the effectiveness of the
              Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened;

                  (iii) since the date of the most recent financial statements included in or incorporated into the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as sat forth in or contemplated in the Prospectus;

                  (iv) the Company is not and, after giving effect to the sale of the Securities pursuant to the Terms Agreement incorporating this Agreement and assuming the use of the net proceeds therefrom as described in the Registration Statement, the Company will not be in default under any instrument evidencing or relating to indebtedness of the Company, and no event which, with lapse of time or giving of notice or both, would constitute an event of default thereunder has occurred or is continuing, which is material to the business, operations, or Financial condition of the Company and its subsidiaries taken as a whole;

                  (v) the aggregate amount of Debt of the Company issued and outstanding as of the Closing Time is not, and after giving effect to the sale of the Securities pursuant to the Terms Agreement incorporating this Agreement and assuming the use of the net proceeds therefrom as described in the Prospectus will not be, more than the aggregate amount at which the Company's consolidated Debt, net of Cash, would exceed 72% of the Company's Total Capital (or the amount of any such Debt of the Company in excess of such limit has been expressly authorized, approved or ratified by the Board of Directors of the Company). As used herein, "Debt" means long term debt and current maturities thereof, loans and notes payable; "Cash" means cash and cash equivalents and interest bearing assets with maturities of one year or less; "Total Capital" means the sum of Share-Owners' Equity, Long-Term Deferred Income Taxes and Debt less Cash; and all such terms shall be as they appear on the Company's published consolidated financial statements and calculated under the generally accepted accounting principles and practices applied by the Company in the preparation of its consolidated financial statements;

                  (vi) the Indemnity Agreement has not been amended or modified since January 29, 1988; each of the First Amendment to Indemnity Agreement dated July 9,1987 between the Company and The Coca-Cola Company and the Second Amendment to Indemnity Agreement dated January 29, 1988 between the Company and The Coca-Cola Company (together, the Amendments") remains in full force and effect, and the Company has not engaged in any conduct which would impair or diminish the validity or enforceability of the Indemnity Agreement or the Amendments; and

                  (vii) the statistical and market-related data included in or incorporated into the Prospectus are based on or derived from reliable sources.

              (f) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to you.

              (g) Prior to the Closing Time, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

          SECTION 5. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and Filing of the Registration Statement and all amendments thereto, and the printing of this Agreement and the Terms Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters and the preparation, issuance and delivery of any Warrant Securities upon exercise of Debt Warrants, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities and any Warrant Securities under state securities laws in accordance with the provisions of Section 3(g) including filing fees and the reasonable fees and disbursements of counsel for the Underwriters or the Company in connection therewith and in connection with the preparation of any Blue Sky Surveys and Legal Investment Surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amemdments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture, the applicable Warrant Agreement and any Blue Sky Surveys and Legal Investment Surveys,
     (vii) the fees of rating agencies, (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities and any Warrant Securities on the New York Stock Exchange or any other national exchange, and (ix) the fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc. If the purchase of Securities by the Underwriters pursuant to the Terms Agreement is not consummated otherwise than by reason of a termination solely pursuant to Sections 8 (ii), 8 (iii) and 9, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 6. Indemnification and Contribution.

              (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that
          (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person assessing any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the 1933 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through you specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

              (c) Promptly after receipt by an indemnified party under this
          Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnifed party promptly after receiving the aforesaid notice from indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party under this Section 6, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by you in the case of paragraph (a) of this Section 6, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

              (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph
          (a) of this Section 6 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the Underwriter discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company is responsible for the balance; provided that (y) in no case shall any Underwriter (except as may be provided in the agreement among underwriters relating to the offering of the Securities, if any) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933
          Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
          Section 6, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as the Company, subject in each case to clause (y) of this paragraph (d). Any party entitled to contribution will notify the Company, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          SECTION 7. Representations, Warranties and Agreements to Survive Delivery. All representations, including the agreement of the Company in
     Section 6 hereof with respect to indemnity and contribution, contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

          SECTION 8. Termination. You may terminate this Agreement, immediately upon notice to the Company, at or any time prior to the Closing Time (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable to market the Securities or enforce contracts for the sale of the Securities, or
     (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, if a banking moratorium in the United States generally or in the City or State of New York has been declared by either Federal or New York authorities or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies underlying the Securities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter owns any such Securities purchased from the Company pursuant to the Term

     Agreement and (y) the covenant set forth in Section 3(c), the provisions of
     Section 5, the indemnity and contribution agreement set forth in Section 6, and the provisions of Sections 8 and 13 shall remain in effect.

              SECTION 9. Default. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder and under the Terms Agreement (the "Defaulted Securities"), then you shall have the right, within 36 hours thereafter, to make arrangement for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 36 hours you shall not have completed such arrangements for the purchase of all the Defaulted Securities, then:

              (a) if the aggregate amount of Defaulted Securities does not exceed 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

              (b) if the aggregate amount of Defaulted Securities exceeds 10% of the aggregate amount of the Securities to be purchased pursuant to the Terms Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriter or the Company. As used in this Section only, the "aggregate amount" of Securities shall mean the aggregate principal amount of any Senior Debt Securities plus the public offering price of any Warrants. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          In the event of a default by any Underwriter or Underwriters as set forth in this Section, either you or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 10. Covenants of the Underwriters. Each Underwriter severally agrees with the Company that:

              (a) It will not offer, sell, resell or deliver, directly or indirectly, in connection with the original issuance of the Securities, in the United States (as hereinafter defined) or to any United States person (as hereinafter defined), other than a financial institution (as hereinafter defined), any Securities in bearer form (whether temporary or definitive). As used herein, "financial institution" means a branch located outside the United States of a qualified financial institution as defined in Section l.165-12(c)(1)(v) of the Income Tax Regulations that agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder.

              (b) It will deliver to each purchaser from it of Securities in bearer form (whether temporary or definitive) acquired by such purchaser during the original issuance of the Securities a written confirmation stating substantially the following:

                  "You represent under penalties of perjury that you are not a
              United States person or, if you are a United States person, that you are a financial institution as defined in Section 1.165-12(c)
              (1) (v) of the Income Tax Regulations that is purchasing for its own account or for the account of another financial institution or exempt organization that will comply with the requirements of
              Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986 and the regulations thereunder. Furthermore, if you are a dealer, you agree that you will deliver a confirmation containing this entire paragraph to purchasers of such Securities from you. As used herein, "United States person" means a citizen or resident of the United States of America, its territories, its possessions or any area subject to its jurisdiction ("United States"), or a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivisions thereof, or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source. If such non-United States person is not a financial institution, documentary evidence as described in subdivision
              (iii) of A-5 of Section 35a.9999-4T of the Income Tax
              Regulations must be provided."

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at the address indicated in the Terms Agreement; notices to the Company shall be directed to it at Coca-Cola Plaza, N.W., Atlanta, Georgia 30313, attention of the General Counsel with a copy to the Treasurer.

          SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon you and the Company, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed as given to any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. Governing Law. This Agreement and each Terms Agreement shall be governed by and construed in dance with the laws of the State of New York applicable to agreements made and to be performs in such State.


     Dated as of the date
     first written above:


                                        COCA COLA ENTERPRISES INC.


                                             VICKI G. ROMAN
                                        By:----------------------------

                                                                     EXHIBIT A

                              COCA-COLA ENTERPRISES INC.
                               (a Delaware corporation)

                        Senior Debt Securities, Debt Warrants
                                and Currency Warrants

                                   TERMS AGREEMENT

                                                          Date: ----------, 19--

     TO:  COCA-COLA ENTERPRISES INC.
          Coca-Cola Plaza, N.W.
          Atlanta, Georgia 30313

     RE:  Underwriting Agreement dated as of March --, 1992.

                                SENIOR DEBT SECURITIES

     Title of Senior Debt Securities:

     Principal amount to be issued:  $

     Current ratings:

     Interest Rate:        %.

     Interest payment dates:

     Date of maturity:

     [Currency of Denomination:

     Currency of Payment:

     Form and Denomination:

     Overseas Paying Agent:      ]

     Redemption provisions:

     Sinking fund requirements:

     Delayed Delivery Contracts:  [Authorized] [Not authorized].

          Delivery Dated:

          Minimum Contract:

          Maximum aggregate principal amount:

     Fee:           %.

     Public offering price: -----%, plus accrued interest, or amortized original issue discount, if any, from -----------, 19--.

     Purchase price: ------%, plus accrued interest, or amortized original issue discount, if any, from ---------, 19-- (payable in next day funds).

                                    DEBT WARRANTS

     Number of Debt Warrants to be issued:

     Warrant Agreement:

     Form of Debt Warrants:  [Registered]  [Bearer]

     Issuable jointly with Senior Debt Securities:  [Yes] [No]

          [Number of Debt Warrants issued with each $-------- principal amount of Senior Debt Securities ---------:]

          [Detachable Date: ----------------]

     Date from which Debt Warrants are exercisable:

     Date on which Debt Warrants expire:

     Exercise price(s) of Debt Warrants:

     Public offering price: $----------------

     Purchase Price: $---------------------

     Title of Warrant Securities:

          Principal amount purchasable upon exercise of one Warrant:

          Interest Rate: --------%

          Interest payment dates:

          Date of Maturity:

          Redemption provisions:

          Sinking fund requirements:

                                CURRENCY CALL WARRANTS
                                          OR
                                CURRENCY PUT WARRANTS

     Title of Currency Warrants:

     Number of Currency Warrants to be issued:

     Warrant Agreement:

     Issuable jointly with Senior Debt Securities:  [Yes] [No]

          [Number of Currency Warrants issued with each $------- principal amount of Senior Debt Securities: ---------]

          [Detachable Date:-----------------]

     Date from which Currency Warrants are exercisable:

     Date on which Currency Warrants expire:

     Circumstances causing automatic exercise:

     Strike price(s) of Currency Warrants:

     Public offering price: $------------------

     Purchase price: $-------------------

     Cash Settlement Value formula:

                              --------------------------

     Closing date and location with respect to registered Securities:

     Closing date and location with respect to bearer Securities:

     Notice to the Underwriter pursuant to Section 11 of the Underwriting Agreement shall be given to:
     Manager or co-managers, if any:

     Place of delivery of Securities:

     [Additional Termination Event: To the list of termination events included in Section 8 of the Underwriting Agreement is added the following:

          (iv) a general moratorium in foreign exchange trading, or a moratorium in ------------- or U.S. dollar trading, by major international banks or persons has been declared, or exchange controls have been imposed or proposed, affecting the --------- or the U.S. dollar by any competent governmental authority in the United States.]

     [Additional Agreement of the Underwriters: To the agreements of the Underwriters included in Section 10 of the Underwriting Agreement is added the following:

          The Underwriters agree that they will not offer, sell, resell or deliver, directly or indirectly, any Securities in or to residents of, or to others for the reoffering, resale or delivery of any Securities directly or indirectly in or to any resident of, ------------.]

     Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase [the principal amount of Senior Debt Securities] [and] [the number of Warrants] set forth opposite its name.






                       [Principal                    [Number of     [Number of
                       Amount of      [Number of      Currency       Currency
                      Senior Debt        Debt           Call           Put
      Name             Securities      Warrants       Warrants       Warrants
      ----           -------------  -------------  -------------  ------------

                     $____________  $____________  $____________  $___________

                     $___________]  $___________]  $___________]  $__________]





                                        By
                                        [-----------------------------]

                                        By
                                        [-----------------------------]

                                        [Acting on behalf of
                                        themselves and the other named
                                        Underwriters.]

     Accepted:

     COCA-COLA ENTERPRISES INC.


     By------------------------------

     Title:--------------------------

                                                                    EXHIBIT B

                              COCA-COLA ENTERPRISES INC.
                               (a Delaware corporation)

                                Senior Debt Securities

                              DELAYED DELIVERY CONTRACT

                                                               , 19

     COCA-COLA ENTERPRISES INC.
     Coca-Cola Plaza, N.W.
     Atlanta, Georgia 30313

          Attention:

     Ladies and Gentlemen:

          The undersigned hereby agrees to purchase from Coca-Cola Enterprises Inc. (the "Company"), and the Company agrees to sell to the undersigned on ---------------, 19-- (the "Delivery Date"),------------------------------
     principal amount of the Company's [insert title of security] (the "Securities"), offered by the Company's Prospectus dated -------, 19--, as supplemented by its Prospectus Supplement dated -------, 19--, receipt of which is hereby acknowledged, at a purchase price of [----% of the principal amount of Senior Debt Securities, plus accrued interest from ---- -------, 19--, to the Delivery Date] and on the further terms and conditions set forth in this contract.

          Payment for the Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds, at the office of ---------------------, on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned in definitive form and in such denominations (consistent with the related terms of the Prospectus Supplement) and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of the Securities to be made by the undersigned shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company, on or before ----, 19--, shall have sold to the Underwriters of the Securities (the "Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Terms Agreement dated ----------, 19--, between the Company and the Underwriters. The obligation of the undersigned to take delivery of and make payment for the Securities shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract. The undersigned represents and warrants to you that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which govern such investment.

          Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice of completion of such sale, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

          By the execution hereof, the undersigned represents and warrants to the Company that all necessary corporate action for the due execution and delivery of this contract and the payment for and purchase of the Securities has been taken by it and no further authorization or approval of any governmental or other regulatory authority is required for such execution, delivery, payment or purchase, and that, upon acceptance hereof by the Company and mailing or delivery of a copy as provided below, this contract will constitute a valid and binding agreement of the undersigned in accordance with its terms.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that the Company will not accept Delayed Delivery Contracts for an aggregate amount of Securities in excess of $----------- and that the acceptance of any Delayed Delivery Contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance on a copy hereof and mail or deliver a signed copy hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such copy is so mailed or delivered.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.


                                                         Yours very truly,



                                        ------------------------------
                                               (Name of Purchaser)

                                        By----------------------------
                                                  (Title)

                                        ------------------------------

                                        ------------------------------
                                                 (Address)
     Accepted as of the date
     first above written:

     COCA-COLA ENTERPRISES INC.

     By ---------------------------

          Title:-------------------